                                                                  EXHIBIT 10.18


                            PRODUCT SUPPLY AGREEMENT



     This Product Supply Agreement ("Agreement") is effective as of March 16, 1999, ("Effective Date"), by and between GlobeSpan Semiconductor Inc., a Delaware corporation, with offices at 100 Schulz Drive, Red Bank, New Jersey 07701 ("GSI"), and Paradyne Corporation, a Delaware corporation with offices at 8545 126th Avenue North, Largo, Florida 33773 ("Paradyne").

     WHEREAS, the parties wish to enter into an agreement which will define the terms and conditions under which GlobeSpan will sell and Paradyne will buy GSI PRODUCTS.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises exchanged between the parties contained herein, which consideration GSI and Paradyne acknowledge is sufficient, the parties hereby agree as follows:

                                   ARTICLE I

                        SALE AND PURCHASE OF GSI PRODUCTS

     From time to time, Paradyne may order and purchase GSI PRODUCTS from GSI. Paradyne shall purchase GSI PRODUCTS in accordance with the TERMS AND CONDITIONS OF SALE attached hereto as Exhibit A ("Terms and Conditions"). GSI shall accept all purchase orders for quantities of GSI PRODUCTS that are reasonably consistent with past ordering practices and known product availability, provide written acknowledgment of each Paradyne purchase order by fax, EDI or e-mail within two (2) days after receipt and shall provide written confirmation of the GSI PRODUCTS' shipment dates by fax, EDI or e-mail within four (4) days. GSI will use diligent efforts to fill any order for GSI PRODUCTS by the desired delivery date. GSI may allocate the supply of GSI PRODUCTS to meet the requirements of multiple customers, provided that Paradyne receives priority for its orders at least as good as any other similarly situated customer, but in no case shall Paradyne receive priority less than the priority GSI gives to its most highly preferred customers. It is the intention of the parties that this Agreement and the Terms and Conditions be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-preprinted agreements clearly understood by both parties to be an amendment or waiver. If there are any conflicts between the Terms and Conditions and this Agreement, this Agreement shall control.

                                   ARTICLE II

                                     SUPPORT

     GSI shall, at no cost to Paradyne, provide commercially reasonable telephone, facsimile and e-mail support and technical assistance to assist Paradyne in the use of GSI PRODUCTS and their incorporation into Paradyne products. GSI shall also make available to Paradyne all additional technical, development, user and other types of support and upgrade services that GSI makes generally available to any third party. Paradyne shall pay to GSI the current standard rates, plus expenses, for such support services; provided, however, that GSI will charge Paradyne no more than GSI charges any other customer for such services.

                                  ARTICLE III

                                     PRICING

     GSI shall charge Paradyne[+]. If such audit determines that price adjustments of more than 5% of the total value of orders during the period audited are required GSI shall reimburse Paradyne for its costs related to such audit. In the event that GSI announces the discontinuation of a GSI PRODUCT, and after such discontinuation GSI increases the prices charged for such GSI PRODUCT, then Paradyne shall pay[+].

                                   ARTICLE IV

                         DISCLOSED TECHNICAL INFORMATION

     GSI hereby grants to Paradyne immunity under all of its IP RIGHTS with respect to any of Paradyne's products which incorporate GSI PRODUCTS. Paradyne may extend and shall be deemed to have extended such immunity to its customers and users in connection with the sale of Paradyne products which incorporate the GSI PRODUCTS.


[+] Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

                                   ARTICLE V

                                CONFIDENTIALITY

     Each party agrees that all CONFIDENTIAL INFORMATION it obtains from the other party is the confidential property of the disclosing party. Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any CONFIDENTIAL INFORMATION of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Article V with respect to information the receiving party can document:

          (i) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

          (ii) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

          (iii) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

          (iv) was independently developed by employees or consultants of the receiving party without access to such CONFIDENTIAL INFORMATION.

                                   ARTICLE VI

                                      TERM

     This Agreement will commence on the Effective Date and will continue until the fourth anniversary of the Effective Date and shall continue there after until such time as either party shall give one year's advance written notice of intent to terminate.

                                  ARTICLE VII

                                   TERMINATION

     1. Either party will have the right to terminate this Agreement upon thirty
(30) days written notice if: (i) the other party is in material breach of this Agreement and fails to cure that breach within the notice period; or (ii) the other party ceases to do business, commences voluntary insolvency or bankruptcy proceedings, or such proceedings are initiated involuntarily and not dismissed within sixty (60) days of commencement.

     2. Upon any termination of this Agreement, each party immediately will deliver to the other party in its possession and will destroy all documents or electronic media which contain CONFIDENTIAL INFORMATION of the other party; provided, however, that Paradyne and its customers shall continue to be allowed to retain copies such rights granted by GSI in connection with their purchase and use of GSI PRODUCTS.

     3. Any unfilled purchase orders for GSI PRODUCTS at the time of termination of this Agreement shall remain in effect until completed unless the party terminating the Agreement provides written notice to the other party that such unfilled purchase orders are also terminated, or unless the parties mutually agree to terminate such unfilled purchase orders.

     4. All outstanding rights to payment shall survive termination of this Agreement for any reason. Articles V, and VII through XVIII shall survive the termination of this Agreement.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

     EXCEPT FOR BODILY INJURY, OR IN CONNECTION WITH ARTICLE V, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

                                   ARTICLE IX

                                  FORCE MAJEURE

     EXCEPT FOR THE REQUIREMENT TO MAKE ANY PAYMENTS HEREUNDER, NEITHER PARTY WILL BE DEEMED IN DEFAULT OF THIS AGREEMENT TO THE EXTENT THAT PERFORMANCE OF ITS OBLIGATIONS OR ATTEMPTS TO CURE ANY BREACH ARE DELAYED OR PREVENTED BY REASON OF ANY ACT OF GOD, FIRE, NATURAL DISASTER, ACCIDENT, ACT OF GOVERNMENT, STRIKES, SHORTAGES OF MATERIAL OR SUPPLIES OR ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF SUCH PARTY ("FORCE MAJEURE"), PROVIDED THAT SUCH PARTY GIVES THE OTHER PARTY WRITTEN NOTICE THEREOF PROMPTLY AND, IN ANY EVENT, WITHIN FIFTEEN (15) DAYS OF DISCOVERY THEREOF AND USES GOOD FAITH EFFORTS TO SO PERFORM OR CURE.

                                    ARTICLE X

                                    PUBLICITY

     Without the prior written consent of the other party, neither party may use any trademarks, service marks, trade names, logos or other commercial or product designations of the other party, including, but not limited to, in connection with any press releases, promotions, advertisements or exhibitions.

                                   ARTICLE XI

                                   ASSIGNMENT

     1. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors permitted pursuant to this Article XII.

     2. Neither party may assign or delegate its obligations under this Agreement, either in whole or in part, without the prior written consent of the other party, and any such attempted assignment or delegation shall be void and without effect; provided, however, that a party may assign this Agreement as part of a merger, re-organization, consolidation, acquisition of all of the assets of such party, or other event in which securities possessing more than fifty percent (50%) of the total combined voting power of such party are transferred to persons different from the persons holding those securities immediately prior to such event ("Change of Control Event"), subject to Section 11.3, below.

     3. Notwithstanding Section 11.2, and as an exception thereto, if a party assigns this Agreement (including, but not limited to, taking part in a Change of Control Event) to a direct competitor of the other party, then: (i) the assigning party shall give the other party prompt written notice of the occurrence of such assignment; and, (ii) the non-assigning party shall have the right to terminate this Agreement by providing written notice to the assigning party within thirty (30) days of receiving notice of the assignment or Change of Control Event.

                                   ARTICLE XII

                                     NOTICES

     All notices, reports, requests, acceptances and other communications required or permitted under this Agreement will be in writing. They will be deemed given:

          (a) when delivered personally;

          (b) when sent by confirmed fax or telex;

          (c) five days after having been sent by commercial overnight courier with written verification of receipt; or

          (d) two weeks after having been sent by registered or certified airmail, return receipt requested, postage prepaid, or upon actual receipt thereof, whichever first occurs.

                  To GSI:

                  GlobeSpan Semiconductors, Inc.
                  100 Schulz Drive
                  Red Bank, NJ  07701
                  Attn:  President

                  To Paradyne:

                  Paradyne Corporation
                  8545 126th Ave. N.
                  Largo, Florida 33773
                  Attention:  President


                                  ARTICLE XIII

                                  GOVERNING LAW

     This Agreement shall in all respect be governed by and construed under the laws of the State of Florida without regard to its conflict of laws provisions or the UN Convention on the International Sale of Goods).

                                   ARTICLE XIV

                                   ARBITRATION

     Except for a breach of the provisions of Article V which may be addressed pursuant to Article XVI, all disputes between the parties arising out of or relating to this Agreement, or the breach or alleged breach hereof, shall be submitted to binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear its own expenses; the parties will mutually share the AAA administrative fees and the arbitrator's expenses. A single arbitrator shall be selected by the parties in accordance with the AAA selection rules. The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement. The arbitration shall be conducted in English, in Atlanta, Georgia, or in some other location that is mutually agreed to by the parties. The arbitrator shall have no authority to award punitive damages. Judgment upon an award may be entered in any court having competent jurisdiction. All transcripts, documents, things and other information produced and the testimony given in or attendant to the arbitration proceeding(s) shall be used only for purposes of the arbitration proceeding(s). If an arbitration action is commenced for breach of this Agreement, the prevailing party shall be entitled to its attorneys' fees and costs.

                                   ARTICLE XV

               AMENDMENTS, MODIFICATIONS, WAIVERS, UNENFORCEABILTY

     No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement will be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment or any provision of this Agreement will be effective unless it is in writing and signed by the parties, but it need not be supported by consideration. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                                  ARTICLE XVI

                                EQUITABLE RELIEF

     Because each party will have access to and become acquainted with CONFIDENTIAL INFORMATION of the other, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, each party agrees that the other party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that it may have for breach of this Agreement.

                                  ARTICLE XVII

                                ENTIRE AGREEMENT

     1. The terms and conditions of this Agreement shall prevail in the event of any conflicting terms or legends which appear in any purchase order for GSI PRODUCTS.

     2. This Agreement is the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements, proposals or understandings between the parties, whether oral or in writing, with respect to the subject matter hereof. This Agreement specifically supersedes the Cooperative Development Agreement and the Rider, which are hereby terminated, along with all licenses granted therein. The parties shall arrange a mutually acceptable procedure and schedule for the return of all documents, leased equipment, CONFIDENTIAL INFORMATION, and other materials of a party that are in the possession of the other party by virtue of the Cooperative Development Agreement or the Rider.

                                 ARTICLE XVIII

                                 NONSOLICITATION

                  Unless otherwise mutually agreed to, each party agrees not to solicit the employment of any employee of the other party during the term of this Agreement and for a period of twelve (12) consecutive months thereafter. This Article shall not apply to general public solicitations made by a party that do not target particular employees of the other party.

                                   ARTICLE XIX

                                   DEFINITIONS

     Any term in capital letters used in this Agreement shall have the meaning specified below:

     GSI PRODUCT means any product on GSI's current generally available product and price list. GSI shall notify Paradyne of changes to the product and price list as soon as reasonably possible, and in no case later than any other customer.

     CONFIDENTIAL INFORMATION means any informative technical material, software and firmware (including all copies derived from material furnished hereunder) provided by a party to the other that is marked as, or otherwise reasonably understood by the receiving party to be, confidential or proprietary. All IP RIGHTS of a party is hereby deemed to be CONFIDENTIAL INFORMATION of that party.

     IP RIGHTS means all patent, copyright, trade secret and other proprietary rights that GSI owns or which it has the right to license hereunder without the payment of royalties and which are reasonably essential for the use of GSI PRODUCTS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

GLOBESPAN SEMICONDUCTOR INC.                 PARADYNE CORPORATION


By:                                          By:
   -----------------------------                 -----------------------------

Its:                                         Its:
   -----------------------------                 -----------------------------

Date:                                        Date:
    ----------------------------                  ----------------------------

                                    EXHIBIT A

                          TERMS AND CONDITIONS OF SALE



     1. DELIVERY, TITLE, AND RISK OF LOSS - Shipment will be made in a manner determined by GSI. Title (except as provided in Section 7, ("RIGHTS IN INTELLECTUAL PROPERTY") and risk of loss or damage to the product shall pass to Paradyne at the time GSI delivers possession of the product to a carrier at GSI's plant or warehouse or other facility from which shipment is made without regard to notification of shipment or selection of carrier. Product held by GSI at Paradyne's request beyond the scheduled delivery date shall be at Paradyne's risk and expense.

     2. ORDER RESCHEDULE/CANCELLATION POLICY - The following terms and conditions apply for rescheduling ship dates on purchase orders, or canceling purchase orders after acceptance by GSI.


   -----------------------------------------   -------------------------------------------------
   Time period in calendar days before         Paradyne Reschedule Option
             scheduled ship date
   -----------------------------------------   -------------------------------------------------
   More than 90 days                           No limit on number of reschedules; no penalty
   -----------------------------------------   -------------------------------------------------
   30 days to 90 days                          Reschedule one time (by not more than _________
                                               days) without penalty
   -----------------------------------------   -------------------------------------------------
   Less than 30 days                           100% of value of cancelled shipment
   -----------------------------------------   -------------------------------------------------

     3. PAYMENT TERMS - Paradyne shall pay to GSI for orders of GSI product at prices in effect at the applicable order date for such products. Ally payments for Product shall be made in US dollars, and will be due within thirty (30) days of the date of GSI's invoice to Paradyne for such orders. GSI may ship partial orders provided GSI notifies Paradyne and Paradyne agrees prior to shipment, which consent shall not be unreasonably withheld. GSI shall ship according to the carrier, means of transportation and routing, and instructions specified in Paradyne's purchase order, or, in the absence of specified deliver means and instructions, by a commercially reasonable means. In addition to the price, Paradyne will pay all charges, including without limitation transportation charges, insurance premiums, and shall be responsible for all taxes (except GSI's U.S. income taxes), duties, costs of compliance with export and import controls and regulations, and other governmental assessments. GSI may exercise an option to assess an interest charge of up to one and one-half percent (1-1/2%) per month on all amounts which are not timely paid (but not to exceed the maximum lawful rate). Paradyne hereby grants to GSI a purchase money security interest in the product to secure the purchase price of the product until the purchase price is paid in full. Paradyne agrees to execute and deliver all documents requested by GSI to perfect and maintain GSI's security interest. Each shipment shall constitute an independent transaction and Paradyne shall pay for same in accordance with the specified payment terms.

     4. TAXES - Any tax or related charge that GSI shall be required to pay to or collect for any government upon or with respect to services rendered or the sale, use, or delivery of products shall be billed too Paradyne as a separate item and paid by Paradyne, unless a valid exemption certificate is furnished by Paradyne to GSI.

     5. PRODUCT CHANGES - GSI may at any time make changes in the products (i) that do not materially affect physical or functional interchangeability or (ii) when required for purposes of safety.

     6. WARRANTY - GSI warrants that each Product that is in general commercial production, but not related services or prototypes of any such Products, to be free from material defects in material and workmanship and to be in conformance in form, fit and function with the written specification, if any, and referenced in an order accepted by GSI. If any defect in material or workmanship or failure to conform to such specification ("Defect") is suspected in any such Products, Paradyne, after obtaining a Returned Material Authorization number from GSI, shall ship suspected defective samples of the Products to GSI, following GSI's instructions regarding the return. No product will be accepted for repair, replacement, credit, or refund without the written authorization of and in accordance with GSI's instructions. GSI shall analyze the failures, making use, when appropriate, of technical information provided by Paradyne relating to the circumstances surrounding the failures. GSI will verify whether any Defect appears in the products. If GSI determines that the returned products are not defective, Paradyne shall pay GSI all costs of handling, inspection, repairs, and transportation at GSI's then prevailing rates. GSI shall, at GSI's option, either credit or refund without charge at GSI's manufacturing or repair facility the purchase price, repair, or replace the defective product with the same or equivalent product provided: (i) Paradyne notifies GSI in writing of the claimed Defect within thirty (30) days after Paradyne knows or reasonably should know of the claimed Defect, (ii) GSI's examination of the Products discloses that the claimed Defect actually exists, and (iii) the defect appears within one (1) year from the date of shipment of the product. In the event of a replacement, GSI shall ship the replacing Products FOB point of origin, freight prepaid to Paradyne's destination. Any replaced Product shall become GSI's property. The method of disposition of any replaced Products will be as mutually agreed by both parties in writing. In no event shall GSI be responsible for deinstallation or reinstallation of any Product or for the expenses thereof. Repairs and replacements covered by the above warranty are warranted to be free from defects as set forth above. Inspection and acceptance of Products by Paradyne and/or payment therefor shall not relieve GSI of responsibilities hereunder.

     The above warranty does not apply to, and GSI makes no warranties with respect to products that: are software programs, experimental products or prototypes (all of which are provided "AS IS"), or to Products which have been subjected to misuse, neglect, accident or abuse, or operating or environmental conditions that deviate from the parameters established in applicable specifications; or have been improperly installed, stored, maintained, repaired, or altered by anyone other than GSI; or have had their serial numbers or month and year of manufacture or shipment removed, defected, or altered. This warranty does not extend to any system into which a product is incorporated. No other warranty, including warranties of merchantability or fitness for a particular purpose is given with respect to such service or any other service provided by GSI under this Agreement. This warranty applies only to Paradyne and may not be assigned or extended by Paradyne to any of its customers or other users of the Products. GSI will not accept any returns from Paradyne's customers or users of Paradyne's products.

     EXCEPT AS STATED IN THE SECTION ENTITLED WARANTY, GSI, ITS SUBSIDIARIES AND AFFILIATES, SUBCONTRACTORS, AND SUPPLIERS MAKE NO

WARRANTIES, EXPRESSED OR IMPLIED, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER'S SOLE AND EXCLUSIVE REMEDY SHALL BE GSI'S OBLIGATION TO REPAIR OR REPLACE OR CREDIT RO REFUND AS SET FORTH ABOVE.

     7. RIGHTS IN INTELLECTUAL PROPERTY - GSI exclusively shall own all right, title, and interest in and to any inventions, discoveries, improvements, methods, ideas, computer, and other apparatus programs and related documentation, other works of authorship fixed in any tangible medium of expression, mask works or other forms of intellectual property, whether or not patentable, copyrightable, or subject to mask work rights or other forms of protection, which are made, created, developed, written, conceived, or first reduced to practice by GSI solely, jointly or on its behalf, in the course of, arising out of or as a result of work done under this Agreement.

     No title or other ownership rights in any intellectual property or licensed products or any copies thereof shall pass to Paradyne under this Agreement or any performance hereunder.

     Paradyne agrees that it will not alter any notices on, prepare derivative works based on, or reproduce, reverse engineer, disassemble or decompile any software embodied in licensed products or recorded in the purchased products furnished under this agreement.

     Subject to and conditional on the terms and conditions of, and only for a period of five years from the date of this Agreement, GSI grants to Paradyne a non-sublicensable, non-transferable and non-exclusive: (a) right and license to use any technical information supplied to Paradyne by GSI solely for the development, manufacture, sale, support, and use by Paradyne in its products, and (b) immunity under certain patents owned by Lucent Technologies Inc. ("Lucent"), where Lucent has given GSI the royalty-free right to grant such immunity; provided that, and only to the extent that such patents are essential to, and used for, the manufacture of, and are used specifically in conjunction with the product sold hereunder but only for board and system level Paradyne products incorporating the technical information or products supplied by GSI.

     INTELLECTUAL PROPERTY INDEMNITY - GSI shall hold Paradyne and its officers, directors, agents and employees harmless from liability resulting from infringement by the product of any US patent or copyright, provided GSI is promptly notified of any, and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise. GSI will not be responsible for any settlement it does not approve in writing. The foregoing obligation of GSI does not apply with respect to product or portions or components: (i) not supplied by GSI, (ii) made in whole or in party in accordance to Paradyne specifications or requests, (iii) which are modified after shipment, if the alleged infringement relates to such modification, (iv) combined, processed or sued with other products, processes or materials where the alleged infringement relates to such combination, process or use, (v) where Paradyne continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, (vi) where the infringement is incident to use of the product but does not result primarily from the product and its intended application, or (vii) where GSI has required the return of the product or component and has offered to refund the purchase price. Paradyne will indemnify GSI and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses: (i) related to a claim of infringement or misappropriation excluded from GSI's indemnity obligation by the immediately preceding sentence or (ii) in connection with Paradyne's activities regarding the product or its failure to effectively pass on to its direct or indirect customers GSI's liability and warranty limitations and disclaimers.

     THE FOREGOING STATES THE SOLE AND EXCLUSIVE REMEDY AND OBLIGATION OF THE PARTIES HERETO FOR INFRINGEMENT OR OTHER VIOLATION OF ANY INTELLECTUAL PROPERTY RIGHTS ARISING OUT OF THIS AGREEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, IN REGARD THERETO.

     8. FCPA AND EXPORT CONTROL - Paradyne shall comply with the U.S. Foreign Corrupt Practices Act (regarding, among other things, payments to government officials) and all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and not export, or allow the export or re-export of any product (or any product incorporating such product) to destinations in Country Group E, Embargoed countries, specified in the then-current Supplement No. 1 to Section 740 of the U.S. Export Administration Regulations, (or any successor supplement or regulations), or in violation of any such restrictions, laws or regulations. Paradyne shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of all product to any location and shall demonstrate to GSI compliance with all applicable laws and regulations prior to delivery thereof by GSI.

     9. EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITY

     FOR PURPOSES OF THE EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 9, GSI SHALL BE DEEMED TO INCLUDE ITS SUBSIDIARIES AND AFFILIATES, AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS, AND SUPPLIERS OF EACH OF THEM; AND "DAMAGES" SHALL BE DEEMED TO REFER COLLECTIVELY TO ALL INJURY, DAMAGE, LOSS, OR EXPENSE INCURRED.

     EXCEPT FOR INFRINGEMENT, FOR WHICH THE REMEDIES SET FORTH IN THE SECTION ENTITLED INTELLECTUAL PROPERTY INDEMNITY SHALL CONTROL, GSI'S ENTIRE LIABILITY AND PARADYNE'S EXCLUSIVE REMEDIES AGAINST GSI FOR ANY DAMAGES CAUSED BY A NY PRODUCT DEFECT OR FAILURE, OR ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF ANY WORK, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE SHALL BE LIMITED TO DIRECT DAMAGES THAT ARE PROVEN, IN AN AMOUNT NOT TO EXCEED THE AMOUNTS PAID FOR PRODUCTS HEREUNDER.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS, SAVINGS, OR REVENUE OF ANY KIND, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

     10. NON-WAIVER - No course or dealing of failure of either party to strictly enforce any term, right, or condition of this Agreement shall be construed as a waiver of such term, right, or condition.

     11. EXCUSE OF PERFORMANCE - Except with respect to Paradyne's obligation to make timely payments when due, neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, nature or the public enemy, inability to secure material or transportation facilities, inadequate yield of products despite GSI's reasonable efforts, act or omission of carriers or any other causes beyond its reasonable control. GSI may, in the event of any such circumstance, allocate in a fair and reasonable manner taking into account GSI's contractual commitments, its available production output among itself and its other customers, including at GSI's option those not under contract.

     12. CHOICE OF LAW - The construction, interpretation, and performance of this Agreement shall be governed by the substantive laws, but not the conflicts of the law, of the State of New York. The U.N. Convention on the International Sales of Goods shall not apply to the sale of product hereunder.

     13. INDENTIFICATION - Neither GSI nor Paradyne shall use any identification of, or reference to, any code, drawing, specification, trade name, trademark, trade device, insignia, service mark, symbol, or any abbreviation, contraction, or simulation thereof, of the other party in any advertising or promotional efforts without such other party's prior approval.

     CONFIDENTIAL INFORMATION means any informative technical material, software and firmware (including all copies derived from material furnished hereunder) provided by a party to the other that is marked as, or otherwise reasonably understood by the receiving party to be, confidential or proprietary. ALL IP RIGHTS of a party is hereby deemed to be CONFIDENTIAL INFORMATION of that party.

     IP RIGHTS means all patent, copyright, trade secret and other proprietary rights that GSI owns or which is has the right to license hereunder without the payment of royalties and which are reasonably essential for the use of GSI PRODUCTS.


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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

CLOBESPAN SEMICONDUCTOR INC.            PARADYNE CORPORATION


By:                                      By:
    ------------------------                 ------------------------

Its:    CEO                              Its:   S.V.P.
    ------------------------                 ------------------------

Date:   3/16/99                          Date:  3/16/99
    ------------------------                 ------------------------



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